UNITED STATES
SECURITIES & EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)
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Filed by a Party other than the Registrant ☐

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FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FROZEN FOOD EXPRESS INDUSTRIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held September 28, 2006

TO THE SHAREHOLDERS OF
FROZEN FOOD EXPRESS INDUSTRIES, INC.:
Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Frozen Food Express Industries, Inc. (the "Company"), a Texas corporation, will be held on Thursday, September 28, 2006, at 3:30 p.m., local time, at the Strasburger & Price LLP Conference Center, 901 Main Street, 44th Floor, Dallas, Texas 75201 for the following purposes:

1.	To elect one Class I director for a two-year term and three Class II directors for a three-year term, or until their respective successors are elected and qualified;
2.	Transacting such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

You are encouraged to attend the Annual Meeting in person. Directions to the Annual Meeting are printed on the outside back cover of this Proxy Statement. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the accompanying proxy at your earliest convenience. A reply envelope is provided for this purpose, which needs no postage if mailed in the United States. Your immediate attention is requested in order to save your Company additional solicitation expense.
Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.
Only shareholders of record at the close of business on August 15, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Leonard W. Bartholomew
Dallas, Texas	LEONARD W. BARTHOLOMEW
August 29, 2006	Secretary

FROZEN FOOD EXPRESS INDUSTRIES, INC.
1145 Empire Central Place
Dallas, Texas 75247
Telephone: (214) 630-8090

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD September 28, 2006

SOLICITATION OF PROXIES
The accompanying proxy is solicited by the Board of Directors (the "Board") of Frozen Food Express Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Strasburger & Price LLP Conference Center, 901 Main Street, 44th Floor, Dallas, Texas 75201, on the 28th day of September, 2006 at 3:30 p.m., local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Directions to the Annual Meeting are printed on the outside back cover of this Proxy. This Proxy Statement and accompanying proxy are being mailed or delivered to shareholders on or about August 29, 2006. Solicitations of proxies may be made by personal interview, mail, telephone, facsimile, electronic mail or telegram by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's $1.50 par value Common Stock (the "Common Stock") held of record by such persons and may reimburse such forwarding expenses. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by the Company.
The principal executive offices of the Company are located at 1145 Empire Central Place, Dallas, Texas 75247.

ANNUAL REPORT
The Company's Annual Report on Form 10-K covering the fiscal year ended December 31, 2005, including audited financial statements (the "Annual Report"), is also being mailed to the shareholders entitled to notice of and to vote at the Annual Meeting in the envelope containing this Proxy Statement. The Annual Report does not form any part of the material for solicitation of proxies.

SIGNATURES OF PROXIES IN CERTAIN CASES
If a shareholder is a corporation, the accompanying proxy should be signed in its full corporate name by the President or other authorized officer, who should indicate his title. If a shareholder is a partnership, the proxy should be signed in the partnership name by an authorized person. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator. The executor or administrator should attach to the proxy appropriate instruments showing his or her qualification and authority. Proxies signed by a person as agent, attorney, administrator, executor, guardian or trustee should indicate such person's full title following his or her signature.

REVOCATION OF PROXY
All shares represented by a valid proxy will be voted. A proxy may be revoked at any time before it is voted by the giving of written notice to that effect to the Secretary of the Company, by executing and delivering a later-dated proxy to the Secretary of the Company or by attending the Annual Meeting and voting in person. New proxies or revocations should be submitted to the Secretary of the Company at 1145 Empire Central Place, Dallas, Texas 75247.

QUORUM AND VOTING
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining the presence of a quorum. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner has voted on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owner but may not have received instructions or exercised discretionary voting power with respect to other matters.
Each shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record at the close of business on August 15, 2006 (the "Record Date"). A shareholder may, by checking the appropriate box on the proxy: (i) vote "FOR" all director nominees as a group; (ii) withhold authority to vote "FOR" all director nominees as a group; or (iii) vote "FOR" all director nominees as a group except those nominees identified by the shareholder in the appropriate area.  Cumulative voting is not permitted.

ACTION TO BE TAKEN UNDER THE PROXY
The accompanying proxy, if properly executed and returned, will be voted, unless otherwise specified thereon, (i) FOR the election of the four nominees named under "Nominees for Directors" below, (ii) in the transaction of such other business as may properly come before the Annual Meeting, or any adjournment thereof, in accordance with the judgment of the proxies. The Board of the Company does not know of any such other matters or business. Should any nominee named herein for the office of director become unable or be unwilling to accept nomination for, or election to, such position, the persons acting under the proxy will vote for the election of such other persons in his stead as the Board of the Company may recommend. The Board of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common stock represented in person or by proxy at the Annual Meeting.  Abstentions and broker non-votes will have no effect in the election of directors.

OUTSTANDING CAPITAL STOCK; PRINCIPAL SHAREHOLDERS
At the close of business on the Record Date, there were 18,059,901 shares of Common Stock outstanding and entitled to be voted. The following table sets forth certain information as of the Record Date, with respect to (i) each person known to the management of the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director; (iii) each of the current and former named executive officers; and (iv) all executive officers and directors as a group.

		Shares Beneficially Owned
Beneficial Owner	Address	Number	(1)	Percent
Frozen Food Express Industries, Inc. 401(k) Savings Plan Principal Financial Group	710 9th Street Des Moines, IA 50309	2,023,946		11.21%
Sarah M. Daniel	612 Linda El Paso, TX 79922	1,735,229	(2)	9.61%
Stoney M. Stubbs, Jr.	158 Jellico Circle Southlake, TX 76092	1,651,669	(3)	8.86%
Lucile B. Fielder	104 South Commerce St. Lockhart, TX 78644	1,631,507	(4)	9.03%
Dimensional Fund Advisors, Inc.	1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,515,970	(5)	8.39%
Dalton, Greiner, Hartman, Maher & Co.	565 Fifth Avenue, Suite #2101 New York, NY 10017	1,388,502	(6)	7.69%
S. Russell Stubbs		287,746	(7)	1.59%
Charles G. Robertson, former executive officer		253,919	(8)	1.41%
F. Dixon McElwee, Jr., former executive officer		146,572		*
Thomas G. Yetter		98,608	(9)	*
Brian R. Blackmarr		36,288	(10)	*
Leroy Hallman		35,438	(11)	*
W. Mike Baggett		17,506	(12)	*
T. Michael O’Connor		16,288	(13)	*
Jerry T. Armstrong		6,913	(14)	*
Gary M. Pruden, former executive officer		--		*
All directors, executive officers and former executive directors as a group (11 persons)		2,552,823	(15)	13.55%

        * less than 1%
(1)	Except as otherwise noted, all shares are held directly, and the owner has sole voting and investment power.
(2)
Ms. Daniel has sole voting and dispositive power over 55,590 shares, joint voting and dispositive power with her husband over 45,092 shares, joint voting and dispositive power with her daughter over 4,280 shares and shared voting and dispositive power with Ms. Fielder over 1,323,332 shares owned by Weller Investment, Ltd., 192,405 shares owned by Edgar O. Weller Family Trust and 114,530 shares owned by Melanie A. Weller.

(3)
Includes 576,326 shares issuable pursuant to options exercisable within 60 days of August 15, 2006, 17,842 shares of restricted stock for which Mr. Stubbs has voting power, 207,647 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 26,460 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan and 586,272 shares held in family partnerships controlled by Mr. Stubbs.

(4)
Ms. Fielder has sole voting and dispositive power over 1,240 shares and shared voting and dispositive power with Ms. Daniel over 1,323,332 shares owned by Weller Investment Ltd., 192,405 shares owned by Edgar O. Weller Family Trust and 114,530 shares owned by Melanie A. Weller.

(5)	Information concerning the number of shares owned by Dimensional Fund Advisors, Inc. is as of June 30, 2006 and was obtained from Nasdaq Corporate Services Network Website.
(6)
Information concerning the number of shares owned by Dalton, Greiner, Hartman, Maher & Co. ("DGHM") as of August 15, 2006 was provided to the Company by a senior officer of DGHM on August 22, 2006.  DGHM is a qualified institutional investor, and has informed the company of its intention to hold the shares for investment purposes.  As a qualified institutional investor, DGHM is expected to file the required reports regarding it’s ownership of 5% or more of our outstanding shares within 45 days following the last day of 2006.

(7)
Includes 72,603 shares issuable pursuant to options exercisable within 60 days of August 15, 2006, 15,977 shares of restricted stock for which Mr. Stubbs has voting power, 28,938 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 5,914 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan, 1,112 shares held in a partnership controlled by Mr. Stubbs, 5,727 shares held by his spouse and 6,116 shares held in irrevocable trusts of which Mr. Stubbs is the trustee.

(8)	Includes 192,236 shares held in family partnerships controlled by Mr. Robertson.
(9)
Includes 61,819 shares issuable pursuant to options exercisable within 60 days of August 15, 2006, 10,000 shares of restricted stock for which Mr. Yetter has voting power, 15,405 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan and 1,017 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan.

(10)	Includes 15,000 shares issuable pursuant to options exercisable within 60 days of August 15, 2006 and 859 shares of restricted stock for which Mr. Blackmarr has voting power.
(11)
Includes 13,125 shares issuable pursuant to options exercisable within 60 days of August 15, 2006, 859 shares of restricted stock for which Mr. Hallman has voting power and 7,475 shares held by a trust of which Mr. Hallman is the Trustee.

(12)	Includes 16,068 shares issuable pursuant to options exercisable within 60 days of August 15, 2006 and 859 shares of restricted stock for which Mr. Baggett has voting power.
(13)	Includes 15,000 shares issuable pursuant to options exercisable within 60 days of August 15, 2006 and 859 shares of restricted stock for which Mr. O’Connor has voting power.
(14)	Represents 5,625 shares issuable pursuant to options exercisable within 60 days of August 15, 2006 and 859 shares of restricted stock for which Mr. Armstrong has voting power.
(15)
Includes 775,566 shares issuable pursuant to options exercisable within 60 days of August 15, 2006, 48,114 shares of restricted stock with voting power, 251,990 shares allocated to the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 33,391 shares allocated to the FFE Transportation Services, Inc, 401(k) Wrap Plan, 779,620 shares held by family partnerships, 5,727 shares held by a spouse, and 13,591 shares held by trusts.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
The Company is committed to having sound corporate governance principles. Having such principles is essential to running the Company’s business efficiently and maintaining integrity in the marketplace. The Company’s Code of Business Conduct and Ethics is available on the Internet website at http://www.ffex.net under the “corporate governance” link.

Board Independence
The Company’s Board has determined that each of our five non-employee directors has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of Nasdaq Global Market (“Nasdaq”) director independence standards. Such directors are hereinafter referred to as “Independent Directors” and are identified in the table set forth below.

Board Structure and Committee Composition
Our Board has five Independent Directors, an Audit Committee and a Compensation Committee. The membership during 2005 and the function of each of the committees are described below. During 2005, the Board held seven meetings. Each director attended at least 75% of all Board and applicable committee meetings, except T. Michael O'Connor.

Name of Independent Director	Audit	Compensation
Jerry T. Armstrong	X
W. Mike Baggett	X	X
Brian R. Blackmarr		Chair
Leroy Hallman	Chair	X
T. Michael O’Connor	X
Number of Meetings in Fiscal 2005	13	2
X = Committee member

Consideration of Director Nominees
Each Independent Director has the responsibility to periodically assess, develop and communicate with the full Board concerning the appropriate criteria for nominating and appointing directors, including the Board’s size and composition, applicable listing standards and laws, individual director performance, expertise, experience, willingness to serve actively, number of other public and private company boards on which a director candidate serves, consideration of director nominees timely proposed by shareholders in accordance with the Bylaws and other appropriate factors. Other specific duties and responsibilities of the Independent Directors as a group include but are not limited to: recommending to the Board the individuals to be nominated for election as directors at each annual meeting of shareholders, identifying and recommending to the Board the appointees to be selected by the Board for service on the committees of the Board, retaining and terminating any search firm used to identify director candidates, overseeing an annual review of the performance of the full Board and performing any other activities the Board considers appropriate.

Procedures for Nominations by Shareholders
The Company does not have a standing nominating committee or a committee performing similar functions. The Board believes that it is appropriate for the Company not to have such a committee because director nominees have historically been selected by the Board, a majority of which are considered independent under Nasdaq director independence standards. In accordance with Nasdaq Global Market Marketplace Rules, a majority of the Company's Independent Directors will recommend director nominees for the Board's consideration. Because the Company does not maintain a standing nominating committee, there exists no written committee charter; however, the Company has adopted the nomination policy described in this section by Board resolution.
The Independent Directors have adopted policies concerning the process for the consideration of director candidates by shareholders. The Independent Directors will consider director candidates submitted by shareholders of the Company. Any shareholder wishing to submit a candidate for consideration should send the following information to the Secretary of the Company, Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247:
--The name and address of the shareholder submitting the candidate as it appears on the Company’s books and records; the number and class of shares owned beneficially and of record by such shareholder and the length of period held; and proof of ownership of such shares;
--Name, age and address of the candidate;
--A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);
--Any information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and rules adopted thereunder;
--A description of any arrangements or understandings between the recommending shareholder and such candidate;
--A supporting statement which describes the candidate’s reasons for seeking election to the Board, and documents his or her ability to satisfy the director qualifications; and
--A signed statement from the candidate, confirming his or her willingness to serve on the Board.
The Secretary will promptly forward such materials to the Independent Directors. The Secretary will also maintain copies of such materials for future reference by the Independent Directors when nominating candidates for election or when filling vacant Board positions.
If a vacancy arises or the Board decides to expand its membership, the Independent Directors will seek recommendations of potential candidates from a variety of sources (which may include incumbent directors, shareholders, the Company’s management and third-party consultants). At that time, the Independent Directors also will consider potential candidates submitted by shareholders in accordance with the procedures described above. The Independent Directors will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. The Independent Directors seek to identify and recruit the best available candidates, and intend to evaluate qualified shareholder candidates on the same basis as those submitted by other sources.
After completing this process, the Independent Directors will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Independent Directors will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Independent Directors will then contact the desired candidate(s) to evaluate their potential interest and to set up interviews with the Independent Directors. All such interviews will be held in person, and include only the candidate and the Independent Directors. Based upon interview results, the candidate’s qualifications and appropriate background checks, the Independent Directors will then decide whether they will recommend the candidate’s nomination to the full Board.

Shareholder Communications with the Board
The Board has adopted the following procedures for shareholders to send communications to the Board or individual directors of the Company:
Shareholders seeking to communicate with the Board of Directors should submit their written comments to the Secretary of the Company, Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary of the Company, in his or her discretion, deems to be a security risk or for harassment purposes) to each member of the Board, or if applicable, to the individual director(s) named in the correspondence. Subject to the following, the Chairman of the Board and the Independent Directors will receive copies of all shareholder communications, including those addressed to individual directors, unless such communications address allegations of misconduct or mismanagement on the part of the Chairman. In such an event, the Secretary of the Company will first consult with and receive the approval of the Independent Directors before disclosing or otherwise discussing the communication with the Chairman.
The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes, and the Company also reserves the right to verify ownership status before forwarding shareholder communications to the Board.
The Secretary of the Company will determine the appropriate timing for forwarding shareholder communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.
Shareholders also have an opportunity to communicate with the Board at the Company’s annual meetings of shareholders. Absent unusual circumstances, directors are expected to attend all annual meetings of shareholders. All directors except T. Michael O’Connor attended the 2005 Annual Meeting of Shareholders.

Audit Committee
The Audit Committee was established in accordance with the Exchange Act. The Board has concluded that the Audit Committee is comprised only of Independent Directors who satisfy the Nasdaq listing standards financial literacy requirements and that Mr. Armstrong is the "audit committee financial expert" within the meaning of the Securities and Exchange Commission rules. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the qualifications of the Company’s Independent Registered Public Accounting Firm, the Company’s compliance with legal and regulatory requirements and the Company’s internal audit function and internal controls over financial reporting. The Audit Committee works closely with management as well as the Company’s Independent Registered Public Accounting Firm.  The Audit Committee met 13 times during 2005.  The report of the Audit Committee is included herein on page 18 of this proxy statement.

Compensation Committee
The Compensation Committee issues a report annually on executive compensation for inclusion in the proxy statement and provides a general overview of the Company’s compensation structure, including the Company’s equity compensation and certain employee benefit plans. Other specific duties and responsibilities include reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of each executive officer in accordance with those objectives, approving and amending the Company’s incentive compensation and stock option program and recommending compensation arrangements for the directors. The Compensation Committee met 2 times during 2005.  The current report of the Compensation Committee is included herein on pages 12-13 of this proxy statement.

DIRECTOR COMPENSATION
    Our directors receive a fee of $2,000 for each Board meeting personally attended,  and $1,000 for each committee meeting personally attended which is not on the same day as a Board meeting. Our Audit Committee Chairman receives an annual retainer of $3,000 and our Audit Committee Financial Expert and Compensation Committee Chairman each receive an annual retainer of $1,500.
    The 2005 Non-Employee Director Restricted Stock Plan (the "2005 Director Plan") was approved by the Company's shareholders on May 5, 2005.  The 2005 Director Plan has a term of ten years, unless terminated sooner by the Board and a total of 50,000 shares of Common Stock have been reserved for issuance.  Eligibility under the 2005 Director Plan is limited to Non-Employee Directors of the Company.  There are currently five Directors who are eligible to participate.  Upon initial election or appointment to the Board, and thereafter annually upon the date of the annual shareholders' meeting, each Non-Employee Director is awarded shares of restricted stock which will vest over a period of three years, one-third on each anniversary of the Date of Grant, provided that the Non-Employee Director continues to serve on each vesting date.  The Board will determine in its discretion the number of shares of Restricted Stock to be awarded under the 2005 Director Plan.  All shares of Restricted Stock will vest in full if the Director should die while serving as such.  The Company's Board approved a restricted stock grant of 1,288 shares to each of the Company's five Non-Employee Directors, effective May 5, 2005.

NOMINEES FOR DIRECTORS
(Proposal No. 1)
The Company’s Board of Directors currently consists of eight members and is divided into three classes. Each year, the directors in one of the three classes are elected to serve for a three-year term. At the 2006 Annual Meeting, one Class I director is nominated for election to serve until the year 2008 Annual Meeting of Shareholders and three Class II directors are nominated for election for a three-year term or until their successors are elected and qualified. Three Class III incumbent directors will not be elected this year, because their current three-year terms do not expire until 2007.
If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted "For" the four persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card.
If any nominee is unable or unwilling to accept nomination, the persons acting under the proxy will vote for the election, in his stead, of such other person as the Board of the Company may recommend. The Board of the Company has no reason to believe that either of the nominees will be unable or unwilling to serve if elected to office. To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock represented in person or by proxy and voting at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors.
The Company’s Bylaws, as amended, provide that the Board of Directors shall consist of nine directors. Presently, there are eight directors. Management is attempting to identify a qualified candidate to fill the vacancy on the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting of Shareholders is set forth below. Each nominee and director has served in his principal occupation for the last five fiscal years, unless other wise indicated.

Name, Age, Principal Occupation or Position, Other Directorships Nominees for Election at the 2006 Meeting	Served as Director Since	Term Expiration Date (if elected)	Class
S. Russell Stubbs, Jr.—42 Mr. Stubbs is Senior Vice President and Chief Operating Officer, effective May 17, 2006. He replaces Charles G. Robertson, who was Executive Vice President and a Director of the Company. Mr. Stubbs has served as President of Lisa Motor Lines, Inc., a subsidiary of the Company, since 1999. He joined FFE Transportation Services, Inc., the Company’s primary operating subsidiary, in 1986 as a management trainee. He is the son of Stoney M. Stubbs, Jr.	2005	2008	I
Brian R. Blackmarr—64 Mr. Blackmarr is the president and Chief Executive Officer of RFID Systems Inc., a computer software company, since June 2002 and Fusion Laboratories, Inc., an information technology services company, since January 2002. From January 2000 until January 2002, Mr. Blackmarr was President and Chief Executive Officer of eBusLink, Inc., a technology consulting company.	1990	2009	II
W. Mike Baggett—59 Mr. Baggett is Chairman and Chief Executive Officer of Winstead, Sechrest & Minick, P.C., a Dallas-based law firm, since 1992.	1998	2009	II
Thomas G. Yetter—54 Mr. Yetter is Senior Vice President, Chief Financial Officer and Treasurer since May 17, 2006. He served as Interim Chief Financial Officer since February 15, 2006, when Gary M. Pruden resigned as Senior Vice President, Chief Financial Officer and a Director of the Company. Mr. Yetter joined the Company in 1986 and has served as Treasurer since 1988. He also previously served as Vice President of Finance of FFE.	2006	2009	II
Continuing Directors
Leroy Hallman—91 Mr. Hallman is a retired attorney. He is the Chairman of the Audit Committee and a member of the Compensation Committee.	1975	2008	I
Stoney M. Stubbs—69 Mr. Stubbs is Chairman of the Board, President and Chief Executive Officer of the Company since 1980. He is the father of S. Russell Stubbs.	1977	2007	III
T. Michael O’Connor—51 Mr. O’Connor manages T. J. O’Connor Cattle Co., a ranch and energy company, since 2000.	1992	2007	III
Jerry T. Armstrong—67 Mr. Armstrong is Chairman, Chief Executive Officer and Director of Wind Associates, Inc., a private investment and management company, since 1997.	2003	2007	III

The Board of Directors recommends that you vote FOR the election of Messrs. Stubbs, Blackmarr, Baggett and Yetter as Directors, Proposal No. 1 on Proxy Card.

EXECUTIVE COMPENSATION
    Summary Compensation Table:  Set forth below is information with respect to the compensation paid by the Company for services rendered during 2005, 2004 and 2003, to each executive officer (collectively, the “Executive Officers”):

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Total($)(5)	Restricted Stock Awards ($) (6)	Securities Underlying Options/SARs (# )(7)	All Other Compensation($)(8)
Current Officers
Stoney M. Stubbs, Jr.(1)	2005	$395,346	$417,411	$812,757	$218,788	70,000	$58,663
Chairman of the Board	2004	394,901	414,746	809,647	147,085	50,000	68,652
President and Chief Executive Officer	2003	324,119	296,276	620,395	41,613	90,000	55,453

S. Russell Stubbs(1)	2005	132,448	140,716	273,164	74,117	25,000	4,560
Senior Vice President and	2004	123,916	--	123,916	--	10,000	7,310
Chief Operating Officer	2003	117,565	--	117,565	--	25,000	11,245

Thomas G. Yetter(1)	2005	161,565	49,349	210,914	10,182	10,000	8,967
Senior Vice President and	2004	154,095	20,032	174,127	--	10,000	8,978
Chief Financial Officer	2003	148,256	--	148,256	--	10,500	7,965

Former Officers
Charles G. Robertson(2)	2005	291,632	307,800	599,432	185,124	60,000	36,492
Former Executive Vice President	2004	291,231	272,783	564,014	115,416	50,000	36,250
and Chief Operating Officer	2003	250,033	185,414	435,447	25,591	65,000	28,972

F. Dixon McElwee, Jr.(3)	2005	187,531	185,311	372,842	29,037	--	151,769
Former Senior Vice President	2004	201,821	87,369	289,190	106,750	50,000	12,349
and Chief Financial Officer	2003	184,263	--	184,263	24,150	40,000	6,219

Gary M. Pruden(4)	2005	15,167	25,000	40,167	--	25,000	--
Former Senior Vice President	2004	--	--	--	--	--	--
and Chief Financial Officer	2003	--	--	--	--	--	--

(1)
The current annual base salaries for Messrs. Stoney M. Stubbs, S. Russell Stubbs and Thomas G. Yetter are $388,000, $231,000 and $216,000, respectively, each including an automobile allowance of $6,000.

(2)
Mr. Robertson retired from the Company and from the Company's Board of Directors on May 16, 2006.  Prior to his retirement he was director since 1982 and Executive Vice President of the Company and Executive Vice President and Chief Operating Officer of FFE since 1987.

(3)
Mr. McElwee resigned from the Company and from the Company's Board of Directors on November 29, 2005. Prior to his resignation he served as Senior Vice President, Chief Financial Officer and Director of the Company since 1998.

(4)
Mr. Pruden resigned from the Company and from the Company's Board of Directors on February 15, 2006. Prior to his resignation he served as Senior Vice President, Chief Financial Officer and Director of the Company since November 29, 2005. For thirteen years prior to joining the Company, he was employed by USF Corporation, which was acquired by Yellow Corporation during May of 2005, most recently as Chief Operating Officer of USF Dugan, a subsidiary of USF Corporation.

(5)	Personal benefits provided to each of the named officers under various company programs do not exceed the disclosure thresholds established under SEC rules and are not included in this total.
(6)
Includes restricted stock awarded pursuant to the FFE Transportation Services, Inc. 2005 Executive Bonus and Restricted Stock Plan (the “2005 Executive Plan”) and phantom stock units awarded pursuant to the FFE Transportation Services, Inc. 2000 Executive Bonus and Phantom Stock Plan (the “ 2000 Executive Plan”) or in accordance with the Company’s Supplemental Executive Retirement Plan (the “SERP”) and Common Stock issued to a trust for the benefit of participants in the FFE Transportation Services, Inc. 401(k) Wrap Plan (the “Wrap Plan”).  Restricted stock vests over a three-year period, one-third on each anniversary date. Restricted stock and phantom stock units generally will be adjusted to prevent dilution in the event of any cash and non-cash dividends, recapitalizations and similar transactions affecting the Common Stock.  An officer may elect to cash out any number of the phantom stock units between December 1 and December 15 of any year. In that event an amount equal to the product of the greater of (i) the Fair Market Value of a share of Common Stock as of the last business day of the calendar year in which such election is made and (ii) the average of the Fair Market Values of a share of Common Stock as of the last business day of each calendar month of the calendar year in which such election is made multiplied by the number of units that the officer elected to cash out shall be paid to the officer. In the event of certain mergers, the sale of all or substantially all of the Company’s assets and certain similar transactions (a “Reorganization”) within six months after the date an officer has been paid for units and as a result of such Reorganization the holders of Common Stock receive cash for each share so held in an amount in excess of the amount paid to such officer for such units, then such excess shall be paid to the officer.

    The following table sets forth the total number of shares of restricted stock and phantom stock units issued to a trust awarded under the 2005 Executive Plan, the 2000 Executive Plan, the SERP and the Wrap Plan for 2005, 2004 and 2003, to each Executive Officer of the Company:

Current Officers	2005	2004	2003
Stoney M. Stubbs, Jr.	19,835	11,402	6,267
S. Russell Stubbs	6,720	--	--
Thomas G. Yetter	923	--	--
Former Officers
Charles G. Robertson	16,784	8,947	3,854
F. Dixon McElwee, Jr.	2,633	8,275	3,637
Gary M. Pruden	--	--	--

    During 2000, a "grantor" (or "rabbi") trust was established in connection with the Wrap Plan to hold Company assets to satisfy obligations under the Plan. As of December 31, 2005, the total number of phantom stock units and shares of restricted stock allocated to the accounts of each named individual were as follows:  Stoney M. Stubbs, Jr.--25,914, , S. Russell Stubbs--3,888, Thomas G. Yetter--84, Charles G. Robertson--22,733, and F. Dixon McElwee, Jr.--14,757.  The total value of such accounts, based upon the market price of a share of Common Stock on December 31, 2005, was as follows:  Stoney M. Stubbs, Jr. $285,831, S. Russell Stubbs $42,885, Thomas G. Yetter $927, Charles G. Robertson $250,745 and F. Dixon McElwee, Jr. $162,770.

    As of December 31, 2005, the total number of shares of restricted stock and phantom stock units, and the dollar value based upon the market price of a share of Common Stock on December 31, 2005, granted to each Executive Officer of the Company was:

Current Officers	Number of Shares	Value
Stoney M. Stubbs, Jr.	141,720	$1,563,173
S. Russell Stubbs	9,865	108,811
Thomas G. Yetter	84	927
Former Officers
Charles G. Robertson	98,289	1,084,126
F. Dixon McElwee, Jr.	19,316	213,058
Gary M. Pruden	--	--

(7)	Options to acquire shares of the Company's Common Stock.
(8)	Amounts shown in this column include the following benefits:

Current Officers		Split Dollar Valuations (1)	Supplemental Medical (2)	401(k)Wrap Company Match(3)	Severance Package(4)	Personal Financial Services(5)	Total
Stoney M. Stubbs, Jr.	2005	$--	$2,663	$7,000	$--	$49,000	$58,663
	2004	--	16,652	6,500	--	45,500	68,652
	2003	120	4,533	6,000	--	44,800	55,453

S. Russell Stubbs	2005	--	1,638	2,922	--	--	4,560
	2004	--	4,832	2,478	--	--	7,310
	2003	--	8,894	2,351	--	--	11,245

Thomas G. Yetter	2005	--	5,335	3,632	--	--	8,967
	2004	--	8,978	--	--	--	8,978
	2003	--	7,965	--	--	--	7,965
Former Officers
Charles G. Robertson	2005	--	8,492	7,000	--	21,000	36,492
	2004	--	12,898	3,852	--	19,500	36,250
	2003	27	4,744	5,001	--	19,200	28,972

F. Dixon McElwee, Jr.	2005	--	3,475	4,002	144,292	--	151,769
	2004	--	8,313	4,036	--	--	12,349
	2003	--	2,534	3,685	--	--	6,219

(1)
The value of benefits, as determined under a methodology required by the United States Securities and Exchange Commission, ascribed to Split Dollar life insurance policies whose premiums were paid by the Company.

(2)
The Company maintains an Exec-U-Care Medical Reimbursement Plan which provides additional health insurance protection for certain key employees of the Company and its subsidiaries, in addition to the group health and life insurance policies provided to all employees.

(3)
The Company matching contribution is equal to 50% of the executive contribution each pay period up to a maximum of 2% of executive salary. Executive contributions are limited to the annual 401(k) Elective Deferral Limit, as defined by the associated plan.

(4)
The Company entered into a Severance Agreement, dated as of November 29, 2005 (the “Agreement”), with Mr. McElwee. Pursuant to the Agreement, the Company paid Mr. McElwee $144,292, which represents nine months’ salary.

(5)
The value of certain tax and other professional services performed for the personal benefit of our CEO and the former COO  by a member of the Company's finance staff. Also included are payments to third parties for various professional services and computer software used in connection with such services.

Option/SAR Grants in Last Fiscal Year
    Following is information concerning the grant of stock options to the Executive Officers during 2005 under the Company’s option plans:

	Individual Grants
	Number of Securities Underlying Options/SARs Granted (1)	% of Total Options/SARS Granted to Employees In Fiscal Year	Exercise or Base Price (#/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)
Current Officers					5%	10%
Stoney M. Stubbs, Jr.	70,000	11.0%	$10.59	12/16/2015	$466,200	$1,181,441
S. Russell Stubbs	25,000	3.9	10.59	12/16/2015	166,500	421,943
Thomas G. Yetter	10,000	1.6	10.59	12/16/2015	66,600	168,777
Former Officers
Charles G. Robertson	60,000	9.5%	$10.59	12/16/2015	399,600	1,012,664
Gary M. Pruden	25,000	3.9	11.72	11/29/2015	184,266	466,967

(1)
All options were granted under the 2005 Stock Incentive Plan are exercisable one year from the date of grant, were fully vested on the date of grant, expire ten years from the date of grant and were granted with an exercise price equal to the market price of the Common Stock on the date of grant.

(2)
Represents assumed rates of appreciation only. Actual gains depend on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
    The following table provides information, with respect to each Executive Officer, concerning the exercise of options during the last fiscal year and the number of unexercised options segregated by those that were exercisable and those that were unexercisable at December 31, 2005 and the value of in-the-money options segregated by those that were exercisable and those that were unexercisable at December 31, 2005:

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-end(#)		Value of Unexercised In-the-Money Options/SARs At Fiscal Year-end ($) (1)
Current Officers	On Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Stoney M. Stubbs, Jr.	--	$--	576,326	70,000	$4,735,540	$30,800
S. Russell Stubbs	--	--	72,603	25,000	559,336	11,000
Thomas G. Yetter	11,367	96,473	61,819	10,000	451,127	4,400
Former Officers
Charles G. Robertson	--	$--	416,653	60,000	$3,363,968	$26,400
F. Dixon McElwee, Jr.	29,400	137,940	107,325	--	834,697	--
Gary M. Pruden	--	--	--	25,000	--	--

(1)
The closing price for the Company's Common Stock as reported by Nasdaq on December 31, 2005, was $11.03. Value is calculated on the basis of the difference between $11.03 and the option exercise price of an "in-the-money" option multiplied by the number of shares of Common Stock underlying the option.

Change in Control Agreements
    The Company has entered into Change in Control Agreements ("Agreements") with each Executive Officer, pursuant to which each Executive Officer is entitled to severance benefits in the event of a "change in control" of the Company during the term of his employment.
Under the terms of the Agreements, if an Executive Officer (i) is terminated by the Company without cause during the six month period following a change in control ("Transition Period"), (ii) resigns for "good reason" (as defined in the Agreements) during the Transition Period, or (iii) resigns for any reason during the ten day period following a change in control or during the thirty day period following the Transition Period, then the Company is required to provide the Executive Officer with certain payments and benefits. Such payments and benefits include (a) payment of accrued and unpaid base salary, car allowance, plus accrued and unpaid bonus, if any, for the prior fiscal year plus a pro-rated bonus (as defined in the Agreements) for the year during which such Executive Officer's employment is terminated; (b) payment of a lump sum amount equal to the sum of 2.9 times the Executive Officer's annual pay (as defined in the Agreement); (c) payment of the unvested account balance under the Company's 401(k) Savings Plan and 401(k) Wrap Plan; (d) continued participation, at the same premium rate charged when actively employed, in the Company's employee welfare plans, until the expiration of two years following the change in control or cash equivalent; (e) vesting of all stock options on change of control; and (f) "gross-up" payments, if applicable, in the amount necessary to satisfy any excise tax imposed on the Executive Officer by the Internal Revenue Code of 1986, as amended (the ("Code")).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
This report has been prepared by Messrs. Brian R. Blackmarr, Chairman, W. Mike Baggett and Leroy Hallman, serving as the Company's Compensation Committee during 2005. Each member is an Independent Director. We are responsible for overseeing the development and administration of all compensation policies and programs for executive officers of the Company.
   We seek to design compensation programs that align the interests of such officers with the Company's shareholders. We have implemented compensation programs we believe will enhance the profitability of the Company, and reward such officers for efforts to achieve enhanced profitability. We believe the compensation programs allow the Company to attract, motivate, and retain the services of its executive officers.
The executive compensation package is designed to retain senior management by providing total compensation comparable to the Company's competitors. To align the interests of the Company's executives with the interests of shareholders, a substantial portion of each executive's compensation is provided through annual and long-term incentive plans. Such plans place a substantial portion of the executives' compensation packages at risk and serve as an integral component of the Company's executive compensation philosophy. We believe the executives' attentions are better balanced between achieving short-term business goals and increasing the long-term value of the Company with a "pay-at-risk" policy. The programs reward executive officers for successful leadership when certain levels of Company performance are achieved. The Company's executive officer compensation program also provides base salary, supplemental retirement benefits and other benefits, including medical and retirement plans generally available to all Company employees.
We periodically retain the services of an outside consulting firm to review the Company's executive compensation practices. Such a review of base salary, short-term bonus and long-term incentives was completed in February of 2004. These reviews also cover retirement benefits for the Company's executive officers as measured against the competitive pay practices of a peer group of publicly-traded trucking companies. The major components of executive compensation are detailed below.
Base Salary
As part of the review performed by outside consultants, base salary levels of the executives are reviewed to ensure comparability with other publicly-traded trucking companies. Base salary levels of executive officers have been set below the market median of the amounts paid to such peer group executives in the past. We directed our outside consultants to compare compensation practices with a peer group of twelve publicly traded companies with operations most similar to the Company's. Based on this study and our recommendations, the Board approved a 10% increase in base salary for Mr. Stoney M. Stubbs, Jr., effective January 1, 2004.
Annual Incentive/Bonus Compensation
The Company's shareholders reapproved the incentive compensation program in 1999. The program is designed to reward key employees for the Company's performance based on the achievement of performance goals established prior to the particular year. Components of annual incentive compensation include an Incentive Bonus Plan (the "Incentive Plan") covering all full-time FFE employees (including executive officers) and the FFE Transportation Services, Inc. 2005 Executive Bonus and Restricted Stock Plan (the "Executive Plan"), which covers only executive officers. Both plans focus on operational efficiencies. An executive officer's total cash compensation rises above the peer group market median as the Company's performance rises above the median performance of the Company's peer group. For the 2005 fiscal year, reflecting Company performance, total cash bonuses were 100% of each executive officer’s base salary. No cash bonuses were awarded in 2004 and 2003.
Other Compensation
The Company has previously entered into Split-Dollar Agreements with each of the Stubbs Irrevocable 1995 Trust and the Robertson Irrevocable 1995 Trust for the benefit of Stoney M. Stubbs, Jr. and Charles G. Robertson. Under the Agreements, the Company agreed to pay certain premium payments under split-dollar life insurance policies, and the Trusts agreed to repay such premiums to the Company on the earlier of surrender or cancellation of each policy for its cash value or upon payment of death benefits. Due to changes in the law and other pertinent factors, the Board terminated such obligation to pay premiums. Awards to offset adverse consequences resulting from the revised arrangement for fiscal years 2005, 2004 and 2003 are disclosed in the “Summary Compensation Table”.
Long-Term Incentive Compensation
The Company's long-term incentive compensation is comprised of stock options and restricted stock equity programs. These serve to align the interests of the executive officers and other key employees with shareholder interests by linking executive pay with shareholder return. These programs also act as a counter-balance to the short-term goals and responsibilities of the Incentive Plan and Executive Plan.
The 2005 Stock Incentive Plan (the "2005 Plan") as approved by shareholders, provides that the exercise price for incentive stock options may not be less than the fair market value of the Common Stock on the date of grant. We determine the exercise price of nonstatutory stock options under the 2005 Plan. The exercise price may not be less than 50% of the fair market value of a share of the Common Stock on the date of grant. Options granted under the 2005 Plan may not be outstanding for more than ten years. On December 16, 2005, Mr. Stoney M. Stubbs, Jr. was granted an option to purchase 70,000 shares of Common Stock under the 2005 Plan.

Supplemental Executive Retirement and 401(k) Wrap Plans
To provide supplemental retirement benefits to executive officers and other key members of management, the Company maintains the Supplemental Executive Retirement Plan (the "SERP") and 401(k) Wrap Plan, respectively. The SERP provides benefits limited by the Internal Revenue Code of 1986, as amended (the "Code"), by awarding phantom stock units. The 401(k) Wrap Plan supplements the Company's 401(k) Plan by allowing benefits supplemental to those limited by the Code.
Both the SERP and the 401(k) Wrap Plan are unfunded deferred compensation arrangements not subject to the annual reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974. Awards under both the SERP and the 401(k) Wrap Plan for fiscal year 2005 are disclosed in the “Summary Compensation Table”.
Compensation for the Chief Executive Officer
During 2005, Mr. Stoney M. Stubbs, Jr. served as the Chairman of the Board, President and Chief Executive Officer of the Company. For 2005, Mr. Stubbs’ base salary was $395,000 for 2005 and 2004, as compared to $324,000 for 2003. For 2005, Mr. Stubbs received $417,000 under the Company's Executive Plan for performance measured against pre-established criteria. As disclosed in the “Summary Compensation Table”, Mr. Stubbs received approximately $59,000 in other compensation.
We evaluate Mr. Stubbs' performance by the same criteria established for all Company executives. We made an assessment of Mr. Stubbs' contributions to enhancing the Company's performance, his individual performance, and the compensation paid to chief executive officers of the Company's peer group to determine Mr. Stubbs' total compensation.
Deductibility of Executive Compensation
The Company has entered into Change in Control Agreements ("Agreements") with each of the Executive Officers whereby such individuals will be entitled to receive payments if they are terminated without cause or resign with good reason within specified periods following the occurrence of certain events deemed to involve a change in control of the Company. See "Change in Control Agreements". Under Section 162(m) of the Code, the federal income tax deduction for certain types of compensation paid to the chief executive officer and up to four of the other most highly compensated executive officers of publicly-held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. In determining the amount of compensation paid to the chief executive officer or the four other most highly compensated executive officers, “performance-based compensation" under Section 162(m) of the Code is disregarded. Additionally, Section 280G of the Code disallows a deduction for certain compensation paid upon a change in control of the Company. We are aware of the limitations of Section 162(m) and 280G of the Code and believe that no compensation paid by the Company will exceed these limitations, except possibly a portion of the sums payable pursuant to the Agreements in the event of a change in control of the Company, if paid.
The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

/s/Brian R. Blackmarr, Chair
/s/W. Mike Baggett
/s/Leroy Hallman

STOCK-BASED COMPENSATION PLAN INFORMATION
    The following table provides information concerning all of our equity compensation plans as of December 31, 2005. Specifically, the number of shares of common stock subject to outstanding options, warrants and rights (in thousands) and the exercise price thereof, as well as the number (in thousands) of shares of common stock available for issuance under all of our equity compensation plans.

Plan Category	No. of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (c)
Equity compensation plans approved by security holders	2,525	$5.34	117
Equity compensation plan not approved by security holders	463	8.87	--
Total	2,988	$5.89	117

    Pursuant to our Employee Stock Option Plan (the "Plan") we issued non-qualified stock options to substantially all of our employees (except officers) in 1997, 1998 and 1999. All grants under the Plan were at market value on the date of the grant and generally do not vest for five years following the grant at which time they are 60% vested and are 100% vested after seven years. As of December 31, 2005, there were 463,000 options outstanding under the Plan of which 440,000 were exercisable. Because our officers did not participate in the Plan, no shareholder approval of the Plan was required. As of December 31, 2005, the weighted average exercise price of options outstanding under the Plan was $8.87. The Plan terminated on July 1, 2001 and no additional grants are permitted under the Plan.
    The shareholders approved the 2005 Stock Incentive Plan (the “2005 Plan”) at their annual meeting on May 5, 2005, which amended and restated the Frozen Food Express Industries, Inc. 2002 Incentive and Nonstatutory Option Plan (the "2002 Plan"). The 2005 Plan authorizes the award of shares of restricted stock, stock appreciation rights, stock units and performance shares, in addition to stock options which were authorized under the 2002 Plan.  Awards under the 2005 Plan may be made to key persons, including officers and directors who may be employees, and non-employee consultants or advisors. No individual may be granted options under the 2005 Plan in any single year if the total number of such options exceeds 100,000 shares. The 2005 Plan did not increase the total number of shares of Common Stock authorized for issuance under the 2002 Plan, which are 1.7 million shares all of which have been granted as stock options except for 37,000 shares which were awarded as restricted stock and 37,000 shares which are available for future issuance. During 2005, options for 638,000 shares of our common stock were granted to key employees, including officers under the 2005 Plan.
    We have change in control agreements with our executive officers. Pursuant to those agreements, in the event of a change in control (as defined therein), all unvested options held by these officers would become immediately and fully vested.

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS
    During the year ended December 31, 2005, we leased tractors and trailers from Stoney M. Stubbs, Jr., our Chairman, President and Chief Executive Officer (“Mit Stubbs”), Charles G. Robertson, our Chief Operating Officer prior to May 2006 (“Charles Robertson”), and Russell Stubbs, our current Chief Operating Officer since May 2006 and the son of Mit Stubbs (“Russell Stubbs”) or parties related to these individuals. The trailer leases are on a month-to-month basis. The trailer leases with Charles Robertson were cancelled during June 2006, and the trailer leases with Mit Stubbs, Russell Stubbs and their related parties will also be cancelled. Although the tractor lease agreements, as drafted, are non-cancelable, we intend to terminate all of the tractor leases, subject to the negotiation of terms satisfactory to our audit committee with the related party lessors. We have accounted for these tractor and trailer arrangements as operating leases and all of the lease transactions were pre-approved by our audit committee.
    One of the lessors of the non-cancelable tractor leases is a limited partnership (the “Stubbs Limited Partnership”) of which Mit Stubbs is the managing partner and a 2.6% beneficial owner, Russell Stubbs is a general partner and together with his children a 42.1% beneficial owner, and other members of the family of Mit Stubbs and Russell Stubbs own the remaining interests. Because the Stubbs Limited Partnership is deemed to be a variable interest entity under FIN 46(R) (see Note 1, “Principles of Consolidation”), the financial statements of the Stubbs Limited Partnership are included in our consolidated financial statements. One of the lessors of the month-to-month trailer leases is an equipment company (the “Stubbs Equipment Company”) of which Russell Stubbs is the beneficial owner of an approximately 31% interest and Timothy Stubbs, the son of Mit Stubbs and the brother of Russell Stubbs, and other members of the family of Mit and Russell Stubbs are the remaining beneficial owners. Timothy Stubbs is employed by us and was paid total compensation of $58,000 in 2005 and currently has a base salary of $85,000, which reflects his promotion in May 2006 to Vice President and General Manager of Lisa Motor Lines, Inc., a subsidiary of the Company.
    We pay each of the related party lessors a premium over the tractor and trailer rentals we pay to unaffiliated lessors. For the year ended December 31, 2005, the average monthly rent per tractor leased from related parties was about 10% higher than the rentals for tractors we leased from unrelated parties and the average monthly rent per trailer leased from related parties was approximately 80% higher then the rentals for trailers leased from unrelated parties.
    The amounts paid to the related party lessors under these leases in 2005 were as follows:

	Tractors	Trailers
Mit Stubbs, individually	$90,000	$--
Charles Robertson, individually	669,000	146,000
Russell Stubbs, individually	--	36,000
Stubbs Limited Partnership	1,189,000	227,000
Stubbs Equipment Company	--	81,000
Total	$1,948,000	$490,000

The future minimum rentals under the non-cancelable tractor operating leases at December 31, 2005 were as follows:
	Mit Stubbs	Limited Partnership	Charles Robertson
2006	$91,000	$1,211,000	$618,000
2007	91,000	1,008,000	511,000
2008	89,000	726,000	423,000
2009	36,000	262,000	159,000
Total	$307,000	$3,207,000	$1,711,000

    We, the Stubbs Equipment Company, the Stubbs Limited Partnership, and Charles Robertson agreed, should the month-to-month leases be terminated within twelve months following a change in control, that the Company is required to pay to the lessors a lump sum payment in cash equal to 24 times the most recent monthly rental.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON
The following graph compares the cumulative total shareholder return on the Company’s Common Stock for the last five years to the S&P 500 Index and the Hemscott Industry Group Index #774- Trucking Companies (assuming the investment of $100 in the Company’s Common Stock, the S&P 500 Index and the Hemscott Index on December 31, 2000 and reinvestment of all dividends).

	December 31,
	2000	2001	2002	2003	2004	2005
FROZEN FOOD EXPRESS	$100	$109	$132	$337	$655	$560
HEMSCOTT GROUP INDEX #774-TRUCKING COMPANIES	100	126	135	173	237	231
S&P 500 INDEX	100	88	69	88	98	103

The Compensation Committee Report, the Audit Committee Report, references to the independence of directors, and the Stock Performance Graph are not deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any of the filings previously made or in the future by our company under the Exchange Act or the Securities Act of 1933, as amended (except to the extent the Company specifically incorporates any such information into a document that is filed).
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S INFORMATION
KPMG LLP (“KPMG”) served as the Company’s Independent Registered Public Accounting Firm for 2005. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Company intends to select its Independent Registered Public Accounting Firm for 2006 after receiving the recommendation of the Audit Committee expected at the Audit Committee’s November 2006 meeting.
AUDIT AND NON-AUDIT FEES
    The following table presents fees for the professional audit services rendered and billed by KPMG, the Company’s Independent Registered Public Accounting Firm for 2005, for the audit of the Company's systems of internal controls and annual financial statements for the years ended December 31, 2005 and December 31, 2004 and fees billed for other services rendered by KPMG during those periods.

	Fiscal Year 2005	Fiscal Year 2004
Audit fees (1)	$1,370,000	$833,000
Tax fees (2)	--	13,000
All other fees	--	--
	$1,370,000	$846,000

(1)
Audit fees consist of the aggregate fees billed for professional services rendered for the audit of the Company's systems of internal controls and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements.

(2)
Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. For fiscal 2004 these services include review of and consultation regarding the Company's federal tax returns. During 2005, the company used another firm of independent public accountants to conduct this review.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
    For the 2005 and 2004 fiscal year, the Audit Committee's policy with respect to the pre-approval of audit and non-audit services was to specifically pre-approve the terms and fees of each engagement for services to be performed by the independent registered public accounting firm. The Audit Committee did not delegate its responsibility to a member of the committee or to management.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee operates pursuant to a written charter, which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Committee charter is available within the corporate governance section of the Company’s Internet website at www.ffex.net. For the year ended December 31, 2005 and as of the date of the adoption of this report, the Audit Committee was comprised of four directors who met the independence and experience requirements of The Nasdaq Global Market. Mr. Armstrong is an “audit committee financial expert” as defined by the applicable rules of the Securities and Exchange Commission.
The Audit Committee oversees the Company’s system of internal controls over financial reporting and the financial reporting process on behalf of the Board of Directors and oversees the entire audit function, including the selection of the Company’s Independent Registered Public Accounting Firm. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls and the Company’s legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2005, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
The Audit Committee reviewed with KPMG, who is responsible for expressing an opinion on the Company’s system of internal controls over the financial reporting and the conformity of those audited financial statements with U.S. Generally Accepted Accounting Principles ("GAAP"), their judgments as to the acceptability and quality of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under GAAP, including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed those disclosures and other matters relating to independence with the auditors.
The Audit Committee discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and KPMG, with and without management present, to discuss the results of their examinations of the Company’s internal controls, and the overall quality of financial reporting.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. In reliance on the reviews and discussions with management and with KPMG referred to above, and the receipt of
 (i)   an unqualified opinion from KPMG LLP dated June 13, 2006 regarding the audited financial statements of the Company for the year ended December 31, 2005, and,
(ii)   an adverse opinion from KPMG, LLP with regard to the company’s internal controls over financial reporting, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

/s/Leroy Hallman, Chair
/s/Jerry T. Armstrong
/s/W. Mike Baggett

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) Beneficial Ownership Reporting compliance:  Rules promulgated under Section 16(a) of the Exchange Act require the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Such persons are required by SEC regulations to furnish the Company with copies of such forms they file. Based entirely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company believes that, since January 1, 2005, all Section 16(a) filing requirements applicable to such persons were complied with, except for the following Form 4 late filings:
-December 31, 2005 restricted stock award to Stoney M. Stubbs, Jr. was filed on May 25, 2006.
-December 31, 2005 and May 17, 2006 restricted stock awards to S. Russell Stubbs were filed on May 25, 2006.
-December 31, 2005 restricted stock award to Charles G. Robertson was filed on May 26, 2006.
-May 17, 2006 restricted stock award to Thomas G. Yetter was filed on May 25, 2006.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
Shareholders intending to present proposals at the 2007 Annual Meeting of Shareholders and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Exchange Act, to the Secretary of the Company on or before December 7, 2006. For proposals that shareholders intend to present at the 2006 Annual Meeting of Shareholders outside the processes of Rule 14a-8 of the Exchange Act, unless the shareholder notifies the Secretary of the Company of such intent by February 20, 2007, any proxy solicited by the Company for such Annual Meeting of Shareholders will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the Annual Meeting of Shareholders.

By Order of the Board of Directors

/s/ Leonard W. Bartholomew
Dallas, TX	LEONARD W. BARTHOLOMEW
August 29, 2006	Secretary

A copy of the Company's Annual Report on Form 10-K for 2005 may be obtained without charge upon written request to Leonard W. Bartholomew, the Secretary of the Company, 1145 Empire Central Place, Dallas, Texas 75265 or by accessing the Company's Internet website at www.ffex.net and clicking on "SEC Filings".

PROXY CARD

FROZEN FOOD EXPRESS INDUSTRIES, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[ ]

1. ELECTION OF DIRECTORS:
Class I (two-year term):
(1) S. Russell Stubbs
Class II (three-year term):
(1) Brian R. Blackmarr
(2) W. Mike Baggett
(3) Thomas G. Yetter

For All	Withhold All	For All Except
0	0	0

____
For all nominees except as noted above

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW AT LEFT ☐

Date: ______________________

____

____
Signature of Shareholder(s)

When shares are held by joint tenants, both should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer who should indicate his title. If a partnership, please sign in partnership name by authorized person. Please date, sign and mail this proxy card in the enclosed envelope. No postage is required if mailed in the United States.

▲ FOLD AND DETACH HERE ▲

EVERY VOTE IS IMPORTANT.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

7256—Frozen Food Express Industries, Inc.

PROXY **FROZEN FOOD EXPRESS INDUSTRIES, INC.** PROXY

FROZEN FOOD EXPRESS INDUSTRIES, INC.

Annual Meeting of Shareholders—September 28, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (1) acknowledges receipt of the notice, dated August 24, 2006, of the Annual Meeting of Shareholders of Frozen Food Express Industries, Inc. (herein called the "Company") to be held on Thursday, September 28, 2006, at 3:30 p.m., Dallas, Texas time, at the Strasburger & Price LLP Conference Center, 901 Main Street, 44th Floor, Dallas, Texas 75201, and the Proxy Statement, also dated August 24, 2006, in connection therewith (herein called the "Proxy Statement"), and (2) constitutes and appoints Stoney M. Stubbs, Jr., and Thomas G. Yetter, and each of them (if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution and revocation to each, for and in the name, place and stead of the undersigned, to vote, and act with respect to, all of the shares of capital stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at said meeting and at any adjournment thereof. The Board of Directors of the Company recommends a vote FOR election of its four nominees for directors and FOR Proposal 2 set forth on the reverse side.

The proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

7256—Frozen Food Express Industries, Inc.

2006 Annual Meeting of Frozen Food Express Industries, Inc.

STRASBURGER & PRICE, LLP
Conference Center
901 Main Street, Suite 4400
Dallas, Texas 75202

DIRECTIONS
From Dallas/Fort Worth International Airport
DFW Airport South Exit
Highway 183 East to I-35E South (Toward Dallas/Irving)
Exit Commerce St. East / Reunion Blvd.
Follow Commerce Exit to Main St.
Right on Lamar to Surface or Garage Parking

From Love Field Airport
Airport Exit South
Right on Mockingbird
Take I-35E South
Exit Commerce St. East / Reunion Blvd.
Follow Commerce Exit to Main St.
Right on Lamar to Surface or Garage Parking